Exhibit 10.1

AMENDMENT NO. 1, WAIVER and CONSENT dated as of November 8, 2005 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of February 17, 2004 (the “Credit Agreement”), among AmeriPath, Inc., a Delaware corporation (the “Borrower”), AmeriPath Holdings, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

B. The Borrower has requested an amendment to Section 6.10 (Capital Expenditures) of the Credit Agreement as set forth herein.

C. The Borrower has informed the Administrative Agent that the Borrower’s Capital Expenditures have exceeded the amount permitted under Section 6.10 (Capital Expenditures) of the Credit Agreement for the period January 1, 2005 through December 31, 2005. The Borrower has requested that the Required Lenders grant a limited waiver of compliance with Section 6.10 of the Credit Agreement as set forth herein.

D. Pursuant to Section 9.17(d) of the Credit Agreement, the Borrower has further requested the consent of the Required Lenders to the prepayment of certain Contingent Notes at a discount to the principal amount thereof, as more fully described in the “Consent of Required Lenders” attached as Annex I hereto (the “Prepayment Consent”).

E. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment. Section 6.10 (Capital Expenditures) of the Credit Agreement is hereby amended by deleting the amount “$20,000,000” appearing opposite the period January 1, 2005 through December 31, 2005, and substituting therefor the amount “$36,000,000”.

SECTION 2. Waiver. The Required Lenders hereby waive any Default or Event of Default that may have existed under the provisions of Section 6.10 (Capital Expenditures) of the Credit Agreement as a result of Capital Expenditures made prior to the Effective Date (as defined below), to the extent that such Capital Expenditures would have been permitted by such Section 6.10 under the terms of the Credit Agreement as amended hereby.

SECTION 3. Consent. The Required Lenders hereby authorize the Administrative Agent to enter into the Prepayment Consent.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent that, after giving effect to this

Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 5. Amendment Fee. The Borrower agrees to pay on the Effective Date to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on November 8, 2005 (the “Signing Date”), an amendment fee (the “Amendment Fee”) in an amount equal to 0.05% of the aggregate principal amount of the Term Loans and Revolving Credit Commitment of such Lender outstanding on the Signing Date. The Amendment Fee shall be payable on and subject to the occurrence of the Effective Date. The Amendment Fee shall be payable in immediately available funds and shall not be refundable.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date set forth above on the date (the “Effective Date”) that (a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders, and (b) the Administrative Agent shall have received the Amendment Fee.

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Expenses. The Borrower agrees to reimburse the Administrative Agent for all out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMERIPATH, INC.,

by	/s/ David L. Redmond
Name:	David L. Redmond
Title:	Executive VP and CFO

AMERIPATH HOLDINGS, INC.,

by	/s/ David L. Redmond
Name:	David L. Redmond
Title:	VP, Assistant Treasurer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), individually, and as Administrative Agent and Collateral Agent,

by	/s/ Phillip Ho
Name:	Phillip Ho
Title:	Director

by	/s/ Karim Blasetti
Name:	Karim Blasetti
Title:	Associate

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